EXHIBIT 10-A-41

                     AMENDMENT TO FS SERVICE AGREEMENTS

         This Amendment to FS Service Agreements (this "Amendment") is made by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION ("TGPL") and PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INC. ("Buyer") related to three (3) Rate Schedule FS Service Agreements dated August 1, 1991, with Daily Sales Entitlements of 16,204 Mcf per day (16,771 Dekatherms ("Dt") per day); 24,306 Mcf per day (25,157 Dt per day); and 32,408 Mcf per day (33,542 Dt per day) (collectively, "FS Agreements").

         WHEREAS,  Buyer requested  renegotiation  of the Firm Service Fee under
  Section 3d) of Exhibit "A" of the FS Agreements; and

         WHEREAS, Buyer and Williams Energy Services Company, as agent for TGPL ("Seller"), have reached agreement as set forth below regarding the Gas Commodity Charge for swing service, the Firm Service Fee renegotiation, and the term, all as related to the FS Agreements; and

         WHEREAS, Buyer and Seller desire to amend the FS Agreements previously entered into to reflect such agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, Seller and Buyer agree to amend the FS Agreements as follows:

I. Definitions. Capitalized terms used in this Amendment but not defined shall have the meaning ascribed to them in the FS Agreements.

2. Term. Buyer and Seller agree the FS Agreements shall have an extended term ending no earlier than March 31, 2002, and neither Buyer nor Seller shall exercise its right not to extend the term of the FS Agreements under Article II[ of the FS Agreements to the extent such exercise would result in an extended term of the FS Agreements ending prior to March 31, 2002.

3. FS Fee. Effective April 1, 1999, and during the remaining term (including any extended term) of the FS Agreements (i) the Firm Service Fee shall be $4.5625 per Dt per month, and (ii) neither Buyer nor Seller shall exercise its rights to request or engage in renegotiation of the Firm Service Fee under Section 3d) of Exhibit "A" of the FS Agreements.

4. Base Load FS Credit. No later than three (3) business days prior to the first-of-the-month nomination deadline of TGPL, Buyer may notify Seller of its election to receive and purchase a specified quantity of Gas (in
         Dts) each day during such month not to exceed Buyer's Daily Sales Entitlement (such specified daily quantity the "Base Load Quantity"). In the event Buyer timely elects to receive and purchase a Base Load Quantity during a month, (a) each day during such month Buyer shall purchase and receive a quantity of gas not less than the full Base Load Quantity, and (b) Buyer shall purchase and receive a quantity of gas not less














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  Amendment to FS Service Agreements
  Public Service Company of North Carolina, Inc.
  Page 2 of 2


         than the full Base Load Quantity, and (b) the Gas Commodity Charge for such month shall be reduced by an amount equal to $0.10 times the Base Load Quantity times the number of days in such month; provided, however, in the event Buyer fails to receive and purchase a quantity of gas at least equal to the full Base Load Quantity on any day during such month, (i) Buyer shall not be entitled to such Gas Commodity Charge reduction for that day and (ii) Buyer shall pay Seller the Market Differential plus $0.05 (for administrative and incidental costs), in both cases (i) and (ii) for each Dt not received and purchased. For purposes of this Amendment, the "Market Differential" shall mean the amount, in no event less than zero, obtained by subtracting the Market Price from the Gas Commodity Rate.

5. Demand Ceiling FS Credit. No later than three (3) business days prior to the first-of-the-month nomination deadline of TGPL, Buyer may notify Seller of its election to receive and purchase no more than a specified quantity of Gas (in Dts) each day during such month that is less than Buyer's Daily Sales Entitlement (such specified daily quantity the "Demand Ceiling Quantity"). In the event Buyer timely elects to receive and purchase not more than the Demand Ceiling Quantity during a month,
     (a) each day during such month Buyer shall purchase and receive a quantity of gas not more than the Demand Ceiling Quantity, and (b) the Gas Commodity Charge for such month shall be reduced by an amount equal to $0.10 times (the Daily Sales Entitlement minus the Demand Ceiling Quantity) times the number of days in such month; provided, however, in the event Buyer receives a quantity of gas more than the Demand Ceiling
     Quantity on any day during such month, (i)Buyer shall not be entitled to such Gas Commodity Charge reduction for that day and (ii) Buyer shall pay Seller the Market Price (in lieu of the Gas Commodity Rate) plus $0.05 (for administrative and incidental costs), in both cases (i) and (ii) for each Dt received in excess of the Demand Ceiling Quantity.

6. Market Price. As used in this Amendment, the "Market Price" shall mean the higher of (i) the weighted average of the spot gas posted indices in Inside F. E. R. C. 's Gas Market Report, the relevant first of the
     month   issue,   "Prices  of  Spot  Gas   delivered   to   Pipelines,"
     Transcontinental Gas Pipeline Corporation Zones 1, 2 and 3 fully telescoped in the same proportions as Buyer's converted firm transportation service purchased from TGPL, or (ii) an amount equal to the sum of the following
     (a), (b) and (c), to be calculated using price listings as published by Gas Daily as applicable to the day Buyer fails to receive and purchase at least the full Base Load Quantity; provided, if such day occurs on Saturday, Sunday or any other day on which Gas Daily is not published, the following
     (a), (b), and (c) shall be calculated using the applicable price listings in the nearest subsequent publication of Gas Daily.

(a)  (Under the heading  "Daily Price Survey," the highest price in the range
     of  prices   listed   under  the  heading   "Common"   for  the  section
     "South--Corpus Christi," delivery in "Transco Zl St.
















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  Amendment to FS Service Agreements
  Public Service Company of North Carolina, Inc.
  Page 3 of 3

      30") multiplied by the percentage applicable to such delivery/receipt point as listed in Section 3.2 of TGPL's Rate Schedule FT (currently 17%);

         (b) (Under the heading "Daily Price Survey," the highest price in the range of prices listed under the heading "Common" for the section "East-Houston-Katy," delivery in "Transco Z2 St. 45;") multiplied by the percentage applicable to such delivery/receipt point as listed in Section 3.2 of TGPL's Rate Schedule FT (currently 25 %); and

         (c) (Under the heading "Daily Price Survey," the highest price in the range of prices listed under the heading "Common" for the section "Louisiana-Onshore South," delivery in "Transco Z3 St. 50, 62, 65 ") multiplied by the sum of the percentages applicable to such delivery/receipt points as listed in
              Section  3.2 of TGPL's Rate  Schedule  FT (such sum  currently
              58%).

7. Buyer and Seller acknowledge and agree that the remedies and measure of damages provided herein are reasonably designed to compensate Seller for actual damages in the event of a failure by Buyer to receive and purchase at least the full Base Load Quantity, and are not individually or cumulatively a penalty.

8. Except as otherwise modified herein, the terms and conditions of the FS Agreements shall remain as originally written in full force and effect.


        ACCEPTED AND AGREED:      WILLIAMS ENERGY SERVICES COMPANY
                                  As Agent for
                                  TRANSCONTINENTAL GAS PIPE LINE
                                  CORPORATION

                                  By: /s/ H. Dean Jones, II
                                  H. Dean Jones, II
                                  Vice President
                                  Date: November 25, 1998


                                  PUBLIC SERVICE COMPANY OF
                                  NORTH CAROLINA.  INC.

                                  By: /s/ Franklin H. Yoho
                                  Name:  Franklin H. Yoho
                                  Title: Vice President-Marketing & Gas Supply
                                  Date:  November 20, 1998